EXHIBIT 99.3

PREMA LIFE PTY LTD

INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheets as of December 31, 2018 (Unaudited) and September 30, 2018	F-2

Condensed Statements of Operations for the Three Months Ended December 31, 2018 and 2017 (Unaudited)	F-3

Condensed Statements of Cash Flows for the Three Months Ended December 31, 2018 and 2017 (Unaudited)	F-4

Notes to Condensed Unaudited Financial Statements	F-5 - F-12

F-1

PREMA LIFE PTY LTD.

CONDENSED BALANCE SHEETS

	December 31, 2018	September 30, 2018
ASSETS	(UNAUDITED)

Current Assets
Cash	$16,972	$31,628
Accounts receivable, net	140,059	164,828
Inventories	418,363	436,023
Other current assets	20,162	—
Total Current Assets	595,556	632,479

Property, plant and equipment, net	96,791	101,235

Total Assets	$692,347	$733,714

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$125,926	$95,642
Accrued expenses	529,409	511,673
Due to related party	215,144	180,531
Total Current Liabilities	870,479	787,846

Total Liabilities	870,479	787,846

Commitments and contingencies (Note 7)

Stockholders' Deficit
Common stock, $0.7634 par value, 2,500 shares authorized; 1,025 shares issued and outstanding at December 31, 2018 and September 30, 2018, respectively	783	783
Additional paid-in capital	836,618	836,618
Accumulated other comprehensive income	7,364	4,045
Accumulated deficit	(1,022,897)	(895,578)
Total Stockholders' Deficit	(178,132)	(54,132)

Total Liabilities and Stockholders' Deficit	$692,347	$733,714

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-2

PREMA LIFE PTY LTD.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,
	2018	2017
Revenue, net	$323,044	$793,936

Cost of revenue	223,836	405,706

Gross Profit	99,208	388,230

Operating expenses
Selling, general and administrative	226,527	240,840
Research and development	-	3,838
Total Operating Expenses	226,527	244,678

Operating Income (Loss)	(127,319)	143,552

Other Income (Expense)
Forgiveness of debt	-	-
Interest expense	-	-
Total Other Income (Expense)	-	-

Income (Loss) From Operations Before Income Taxes	(127,319)	143,552

Provision for Income Tax	-	-

Net (Loss) Profit	$(127,319)	$143,552

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3

PREMA LIFE PTY LTD.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended December 31,
	2018	2017
Cash Flows from Operating Activities
Net (loss) profit	$(127,319)	143,552
Adjustments to reconcile net (loss) profit to net cash (used in) provided by operating activities
Depreciation	5,410	7,082
Write-down of property, plant and equipment
Changes in operating assets and liabilities
Accounts receivable	20,950	(50,031)
Inventories	7,556	114,262
Other current assets	(20,162)	(7,923)
Accounts payable	32,500	(159,589)
Accrued expenses	29,593	(25,333)
Net Cash (Used in) Provided by Operating Activities	(51,472)	22,020

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(3,312)	(3,221)
Net Cash Used in Investing Activities	(3,312)	(3,221)

Cash Flows from Financing Activities
Cash proceeds from sale of common stock	-	-
Cash received from related party	38,797	-
Net Cash Flows from Financing Activities	38,797	-

Foreign currency translation adjustment	1,331	2,017

Net (Decrease) Increase in Cash	(14,656)	20,816

Cash - Beginning of the Period	31,628	81,503

Cash - End of the Period	$16,972	$102,319

Supplemental Disclosures of Cash Flow Information:
Cash paid for Income Taxes	$-	$-
Cash paid for Interest	$-	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

PREMA LIFE PTY LTD

NOTES TO CONDENSED FINANCIAL STATEMENTS

DECEMBER 30, 2018 AND 2017

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS, LIQUIDITY AND GOING CONCERN

Prema Life Pty Ltd (the “Company”, “We”, “Its”, and “Prema Life”) was incorporated under the laws of Queensland, Australia on November 12, 2002 (Inception date) and trading as Natural Vitality Australia. The Company is a manufacturer and supplier of functional foods, vitamins and supplements, of practitioner only naturopathic and homeopathic medicines in Australia. The Company hosts regular educational webinars and seminars for practitioners to learn about the natural products. The Company operates from a Hazard Analysis and Critical Control Point (“HACCP”) certified manufacturing facility and has the capacity to produce a wide range of powder and liquid products to requirements.

Liquidity and Going Concern

The Company’s condensed financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced significant liquidity shortages as shown in the accompanying condensed financial statements and has sustained cumulative operating losses since November 12, 2002 (Inception Date) to September 30, 2018. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and affiliates, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company has recorded a net loss of $127,319 for the three months ended December 31, 2018, used net cash flows in operating activities of $51,472, has a working capital deficit of $280,333, and has an accumulated deficit of $1,022,897 as of December 31, 2018. The Company has had difficulty in obtaining working capital lines of credit from financial institutions and trade credit from vendors. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying condensed financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is continuing to focus its efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its products. Management anticipates that the Company’s capital resources will improve if its products gain wider market recognition and acceptance resulting in increased product sales. If the Company is not successful with its marketing efforts to increase sales and weak demand continues, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company. However, due to the uncertainty in the Company’s ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company’s ability to continue as a going concern within one year after the date the financial statements were issued.

Unaudited Interim Condensed Financial Information

The accompanying condensed financial statements and related financial information should be read in conjunction with the audited financial statements and the related notes thereto for the years ended September 30, 2018 and 2017, respectively.

F-5

The accompanying interim condensed financial statements as of December 31, 2018 and for the three months ended December 31, 2018 and 2017, and the related interim information contained within the notes to the condensed financial statements, are unaudited. The unaudited interim condensed financial statements have been prepared in accordance with GAAP and on the same basis as the audited financial statements. In the opinion of management, the accompanying unaudited interim condensed financial statements contain all adjustments which are necessary to state fairly the Company’s financial position as of December 31, 2018, and the results of its operations and cash flows for the three months ended December 31, 2018 and 2017. Such adjustments are of a normal and recurring nature. The results for the three months ended December 31, 2018 are not necessarily indicative of the results to be expected for the full fiscal year 2018, or for any future period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying condensed financial statements.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related parties. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $16,972 and $31,628 at December 31, 2018 and September 30, 2018, respectively. The Company did not have any cash equivalents at December 31, 2018 and September 30, 2018, respectively.

Accounts Receivable

Accounts receivable represent income earned from the sale of products for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. The Company has recorded $0 of bad debts for the three months ended December 31, 2018 and 2017, respectively. At December 31, 2018 and September 30, 2018, no allowance for doubtful accounts was recorded.

F-6

Inventories

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out method.  The reported net value of inventory includes raw materials, work-in-progress and finished saleable products that will be sold or used in future periods.  The Company reserves for obsolete and slow-moving inventory. At December 31, 2018 and September 30, 2018, there were no reserves for obsolete and slow-moving inventory.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives of the assets which range from three to thirteen years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets when they are placed into service. The Company evaluates property, plant and equipment for impairment periodically to determine if changes in circumstances or the occurrence of events suggest the carrying value of the asset or asset group may not be recoverable. Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the three months ended December 31, 2018 and September 30, 2018, respectively.

Impairment of Long-Lived Assets

The Company reviews long-lived assets to be held and used, other than goodwill, for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows directly associated with the asset are compared to the asset’s carrying amount. If the estimated future cash flows from the use of the asset are less than the carrying value, an impairment write-down would be recorded to reduce the asset to its estimated fair value.

No impairment of long-lived assets was recorded for the three months ended December 31, 2018 and September 30, 2018, respectively.

Revenue Recognition

The Company generates revenue from manufacturing and distribution of vitamins and health supplements to distributors and retailers of nutritional supplements in the healthcare industry. The Company recognize revenue when the products are delivered and accepted by the customer, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain. The Company considers authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting. Revenue is recognized net of rebates and customer allowances, as appropriate.

F-7

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and inventories. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at December 31, 2018 and September 30, 2017, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-8

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued expenses and payable to an affiliate. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2018 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

 The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2018 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Foreign Currency Translation

The accompanying financial statements are presented in U.S. dollars (“USD”). The reporting currency of the Company is the USD. The functional currency of the Company's is the Australian dollar (“AUD”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the spot exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income (loss). The foreign currency translation adjustment included in other comprehensive income and loss for the three months ended December 31, 2018 and 2017 amounted to a gain of $1,331 and $2,017, respectively.

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

As of December 31, 2018 and 2017, the exchange rates used to translate amounts in Australian dollars into USD for the purposes of preparing the financial statements were as follows:

	December 31, 2018	December 31, 2017
Exchange rate on balance sheet dates
USD : AUD$ exchange rate	0.7054	0.7806

Average exchange rate for the period
USD : AUD exchange rate	0.7170	0.7689

F-9

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our condensed financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes a majority of existing revenue recognition guidance under US GAAP and requires companies to recognize revenue when it transfers goods or services to a customer in an amount that reflects the consideration to which a company expects to be entitled. Companies may need to apply more judgment and estimation techniques or methods while recognizing revenue, which could result in additional disclosures to the financial statements. In addition, in March 2016, April 2016, May 2016 and December 2016 the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (“ASU 2016-08”), ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”), ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”) and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”), respectively, to amend certain guidance in ASU 2014-09. Topic 606 allows for either a retrospective or cumulative effect transition method. ASU 2014-09 was originally effective for fiscal years beginning after December 15, 2016. In July 2015, the FASB approved a one-year deferral of ASU 2014-09 and all amendments to it, with a new effective date for fiscal years beginning after December 15, 2017 with early adoption permitted as of the original effective date.

The Company plans to adopt on January 1, 2019 ASU 2014-09, as well as other clarifications and technical guidance issued by the FASB related to this new revenue standard. The Company is developing a plan for implementing the new standard, which includes, but is not limited to, identifying contract populations and “in scope” customer contracts, identifying performance obligations in those customer contracts, and evaluating any impact of variable consideration. The Company is currently evaluating the transition methods and will likely apply the modified retrospective transition method, which would result in an adjustment to retained earnings for the cumulative effect, if any, of applying the standard to contracts that are not completed at the date of initial application. Under this method, the Company would not restate the prior financial statements presented, therefore the new standard requires the Company to provide additional disclosures of the amount by which each financial statement line item is affected in the current reporting period during the fiscal year ending December 31, 2019, as compared to the guidance that was in effect before the change, and an explanation of the reasons for significant changes, if any.

The impact that the new revenue recognition standard will have on the Company’s financial statements and disclosures has not yet been fully assessed. However, the Company does not expect the provisions of the new standard to have a material effect on the timing or amount of revenue it recognizes. The Company’s assessment also includes determining the impact the new standard may have on the revenue reporting processes, including disclosures, ensuring internal controls will operate effectively with the new standard and performing gap analyses on collected data and determining the relative accounting positions where applicable.

F-10

NOTE 3 – INVENTORIES

Inventories consists of the following:

Description	December 31, 2018	September 30, 2018
Raw material	$260,708	$282,785
Material used	100,476	80,449
Finished goods	57,179	72,789
Total	$418,363	$436,023

NOTE 4 – PROPRTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

Description	December 31, 2018	September 30, 2018
Manufacturing plant and equipment	$175,204	$179,360
Furniture and fixtures	30,521	31,245
Office equipment	103,088	102,143
	308,813	312,748
Less: Accumulated depreciation	(212,022)	(211,513)
Property, plant and equipment, net	$96,791	$101,235

Depreciation expense for the three months ended December 31, 2018 and 2017 was $5,410 and $7,082, respectively. In addition, during the three months ended December 31, 2018 and 2017, the Company purchased additional office equipment of $3,312 and $3,221, respectively.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consists of the following:

Description	December 31, 2018	September 30, 2018
Accrued employee benefits	$47,473	$28,954
Accrued tax obligations	373,747	377,609
Accrued general sales tax payable	39,887	47,018
Accrued - other expenses	68,302	58,092
Total Accrued Expenses	$529,409	$511,673

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company received a short-term advance for its working capital needs from an affiliate of $215,144 and $180,531 at December 31, 2018 and September 30, 2018, respectively. The advances received are unsecured, non-interest bearing and due on demand.

F-11

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company executed a month-to-month operating lease for its principal office with the lease commencing July 2, 2010. The Company paid no security deposit. The lease required the Company to pay “outgoings” (property operational expenses) estimated to be $12,000 per annum, and monthly rental pursuant to the lease terms. The Company recorded rent expense of $23,976 and $28,627 for the three months ended December 31, 2018 and 2017, respectively.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 8: STOCKHOLDERS’ DEFICIT

The Company’s capitalization at December 31, 2018 was 2,500 authorized common shares with a par value of $0.76 per share.

Common Stock

On September 5, 2017, the Company sold 25 shares of common stock to a third-party investor for cash proceeds of $73,570.

As a result of all common stock issuances, the Company had 1,025 shares of common stock issued and outstanding as of December 31, 2018 and September 30, 2018, respectively.

The Company also recorded a gain of $3,319 and $963 due to foreign currency translations for the three months ended December 31, 2018 and 2017, respectively.

 NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through May 10, 2019, the date of the filing of this report on Form 8-K with the SEC to ensure that this filing includes appropriate disclosure of events both recognized in the financial statements as of December 31, 2018, and events which occurred subsequent to December 31, 2018 but were not recognized in the financial statements. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements, except for the following:

On December 3, 2018, the Company agreed to sell 51% of its issued and outstanding shares of common stock to Natural Heath Farm Holdings Inc. (“NHF”) in exchange of receiving 241,000 shares of common stock of NHF valued at $964,000 based on the closing market price of NHF. The transaction closed on January 1, 2019.

F-12